UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31A Leningradsky Prospekt 125284 Moscow, Russia
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Viacheslav Murugov, Chief Content Officer of CTC Media, Inc. and Head of CTC Channel, tendered his resignation on November 10, 2014, effective December 30, 2014. Mr. Murugov intends to form a new television production company, which CTC Media believes may become a supplier of content to the CTC group.

Mr. Murugov has agreed that, following his departure from the CTC group, he will serve as an unpaid adviser to the Company’s Chief Executive Officer regarding content strategy, for a period of 6 to 12 months.

Mr. Murugov will receive his annual base salary through the date of termination of employment and will be eligible, in the sole discretion of the Board of Directors, to receive a cash bonus in respect of 2014 based on the achievement of performance objectives previously set by the Board. Mr. Murugov’s outstanding equity award will remain outstanding and continue to vest in accordance with its terms for so long as Mr. Murugov remains an advisor to the Company.

Mr. Murugov will be prohibited from soliciting employees of the CTC group for a period of six months following his departure, and from competing with the CTC group for a period of 12 months following his departure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: November 14, 2014	By:	/S/ YULIANA SLASHCHEVA
		Name:	Yuliana Slashcheva
		Title:	Chief Executive Officer